Exhibit 99.2

NETWORK APPLIANCE INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands — unaudited)

      On February 18, 2004, Network Appliance Inc. (“Network Appliance”) acquired Spinnaker Networks, Inc. (“Spinnaker”) for approximately $305,523 (including estimated transaction costs) in an all stock transaction, through the merger of Nagano Sub, Inc., a wholly owned subsidiary of Network Appliance, with and into Spinnaker (the “Merger”). Spinnaker provides scalable system architectures, distributed file systems, next-generation clustering technologies, and virtualization. The following unaudited pro forma condensed combined financial statements give pro forma effect to the Merger.

      The unaudited pro forma condensed combined balance sheet is presented as if the transaction had taken place on January 30, 2004. The unaudited pro forma condensed combined statements of operations is presented to reflect the acquisition of Spinnaker as if it had occurred as of May 1, 2002 and May 1, 2003, respectively. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Network Appliance and Spinnaker, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments are based on management’s estimates and independent valuation of the value of the tangible and intangible assets acquired.

      The unaudited pro forma condensed combined statement of operations for the nine months ended January 30, 2004, combines Network Appliance’s statement of operations for the nine months ended January 30, 2004 with the statement of operations of Spinnaker for its nine months ended January 31, 2004. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2003, combines Network Appliance’s statement of operations for the year ended April 30, 2003 with the statement of operations of Spinnaker for the twelve months ended April 30, 2003.

      The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Network Appliance, included in Network Appliance’s Form 10-K for the year ended April 30, 2003 and in Network Appliance’s Form 10-Q for the nine months ended January 30, 2004 filed with the Securities and Exchange Commission and the historical financial statements of Spinnaker, included herein.

      The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets acquired have been recorded at their fair values as of the date of the acquisition. These amounts have been recorded based upon preliminary estimates as of January 30, 2004. The unaudited pro forma financial data are based on the assumptions and adjustments available at the time of the filing of this Form 8-K/A, as described in the accompanying notes, which Network Appliance believes are reasonable. The fair value of the consideration will be allocated to the net assets acquired based upon the fair values of such net assets at the effective date of the acquisition. The allocation presented here is preliminary, subject to change as additional information is received.

      The unaudited condensed combined pro forma statement of operations does not purport to represent what Network Appliance’s results of operations actually would have been if the events described above had occurred as of the dates indicated or what Network Appliance’s results will be for any future periods. The unaudited condensed combined pro forma financial statements are based upon assumptions, estimates and adjustments that Network Appliance believes are reasonable and are intended for informational purposes only. The future consolidated financial position and results of operations will differ, potentially significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in values not currently identified. Further adjustments to the acquired assets will be reflected as a change in goodwill. Moreover, the preparation of these unaudited pro forma condensed combined consolidated financial statements results in a different amount of goodwill than will be reported in the Network Appliance fourth quarter fiscal 2004 financial results.

      Estimated direct transaction costs represent expenses incurred by Network Appliance directly related to the Spinnaker Acquisition, and are included in the total acquisition costs. The final amount of these costs may change and any related adjustments will be accounted for as a change to goodwill.

      The unaudited pro forma adjustments do not reflect any operating efficiencies and related cost savings that could result with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical revenue for any future price or product offering changes nor any adjustments to selling, marketing or any other expenses for any future operating changes.

NETWORK APPLIANCE INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

January 30, 2004
(Unaudited)
(In thousands)

	Historical		Pro Forma

	Network		Pro Forma		Pro Forma
	Appliance(a)	Spinnaker(b)	Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$263,644	$5,462			$269,106
Short-term investments	514,460	—			514,460
Accounts receivable, net of allowances	194,274	972	$(163	)(l)	195,083
Inventories	38,704	703			39,407
Prepaid expenses and other	26,036	198			26,234
Deferred income taxes	44,390	—	19,430	(d)	63,820

Total current assets	1,081,508	7,335	19,267		1,108,110
Property and Equipment, net	366,749	3,425	(339	)(l)	369,835
Goodwill	48,212	—	239,979	(f)	288,191
Intangible Assets, net	7,963	—	26,150	(f)	34,113
Other Assets	62,883	342	(6,006	)(e),(g),(l)	57,219

	$1,567,315	$11,102	$279,051		$1,857,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$43,000	$600			$43,600
Income taxes payable	5,809	—			5,809
Accrued compensation and related benefits	55,287	—			55,287
Other accrued liabilities	43,942	8,075	$(2,917	)(e),(g)	49,100
Deferred revenue	142,260	638	(468	)(h)	142,430

Total current liabilities	290,298	9,313	(3,385)		296,226
Long-Term Deferred Revenue	94,534	188	(188	)(h)	94,534
Long-Term Obligations	4,453	1,251	11,194	(m)	16,898

Total liabilities	389,285	10,752	7,621		407,658

Commitments and contingencies
Stockholders’ Equity:
Preferred Stock	—	6	(6	)(c)	—
Common stock	348	2	(2	)(c)	348
Additional paid-in capital	825,506	56,178	246,434	(c),(i)	1,128,118
Warrants	—	454	(454	)(c)	—
Deferred stock compensation	(2,277)	(2,463)	(23,429	)(c),(i)	(28,169)
Treasury stock	(44,862)	—	—		(44,862)
Retained earnings (accumulated deficit)	399,775	(53,827)	48,887	(c)	394,835
Accumulated other comprehensive income (loss)	(460)	—			(460)

Total stockholders’ equity	1,178,030	350	271,430		1,449,810

	$1,567,315	$11,102	$279,051		$1,857,468

See accompanying notes to unaudited pro forma condensed combined financial statements

NETWORK APPLIANCE INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

January 30, 2004
(Unaudited)
(In thousands)

	Nine Months Ended January 30, 2004

	Network		Pro Forma		Pro Forma
	Appliance(a)	Spinnaker(b)	Adjustments		Combined

Revenues:
Product revenue	$754,273	$4,053			$758,326
Service revenue	79,073	195			79,268

Total revenues	833,346	4,248	—		837,594

Cost of Revenues:
Cost of product revenue	266,571	1,923	$2,574	(j)	271,068
Cost of service revenue	65,466	—			65,466

Total cost of revenues	332,037	1,923	2,574		336,534

Gross margin	501,309	2,325	(2,574)		501,060

Operating Expenses:
Sales and marketing	247,516	3,585	620	(j)	251,721
Research and development	96,002	6,087			102,089
General and administrative	38,737	2,146	3,805	(j)	44,688
Stock compensation(1)	2,012	620	5,665	(i)	8,297
Restructuring charges	1,110	—			1,110

Total operating expenses	385,377	12,438	10,090		407,905

Income (loss) from Operations	115,932	(10,113)	(12,664)		93,155
Other Income (Expense), net:
Interest income	9,737	32			9,769
Other income (expense), net	(2,089)	(612)			(2,701)
Net gain/(loss) on investments	362	—			362

Total other income, net	8,010	(580)	—		7,430

Income (Loss) before Income Taxes	123,942	(10,693)	(12,664)		100,585
Provision for (Benefit from) Income Taxes	8,304	—	(8,876	)(k)	(572)

Net Income (Loss)	$115,638	$(10,693)	$(3,788)		$101,157

Net Income per Share:
Basic	$0.34		$(0.06)		$0.28

Diluted	$0.32		$(0.05)		$0.27

Shares Used in per Share Calculations:
Basic	343,906		11,969		355,875

Diluted	363,214		12,735		375,949

(1) Stock compensation includes:
Sales and marketing	$1,153	$400	$1,751		$3,304
Research and development	553	9	3,662		4,224
General and administrative	306	211	252		769

	$2,012	$620	$5,665		$8,297

See accompanying notes to unaudited pro forma condensed combined financial statements

NETWORK APPLIANCE INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

April 30, 2003
(Unaudited)
(In thousands)

	Year Ended April 30, 2003

	Network		Pro Forma		Pro Forma
	Appliance(a)	Spinnaker(b)	Adjustments		Combined

Revenues:
Product revenue	$802,281	$356			$802,637
Service revenue	89,787	10			89,797

Total revenues	892,068	366	—		892,434

Cost of Revenues:
Cost of product revenue	279,689	277	$3,432	(j)	283,398
Cost of service revenue	65,953	—			65,953

Total cost of revenues	345,642	277	3,432		349,351

Gross margin	546,426	89	(3,432)		543,083

Operating Expenses:
Sales and marketing	304,236	3,777	827	(j)	308,840
Research and development	112,863	10,351			123,214
General and administrative	36,822	2,127	5,073	(j)	44,022
Stock compensation(1)	3,642	73	7,524	(i)	11,239
Restructuring charges	1,257	—			1,257

Total operating expenses	458,820	16,328	13,424		488,572

Income (loss) from Operations	87,606	(16,239)	(16,856)		54,511
Other Income (Expense), net:
Interest income	12,215	249			12,464
Other income (expense), net	(1,381)	(328)			(1,709)
Net gain/(loss) on investments	(1,229)	—			(1,229)
Gain on sale of intangible asset	604	—			604

Total other income, net	10,209	(79)	—		10,130

Income (Loss) before Income Taxes	97,815	(16,318)	(16,856)		64,641
Provision for (Benefit from) Income Taxes	21,343	—	(12,606	)(k)	8,737

Net Income (Loss)	$76,472	$(16,318)	$(4,250)		$55,904

Net Income per Share:
Basic	$0.23		$(0.07)		$0.16

Diluted	$0.22		$(0.07)		$0.15

Shares Used in per Share Calculations:
Basic	337,647		12,019		349,666

Diluted	350,122		12,601		362,723

(1) Stock compensation includes:
Sales and marketing	$1,572	$14	$2,329		$3,915
Research and development	1,764	47	4,862		6,673
General and administrative	306	12	333		651

	$3,642	$73	$7,524		$11,239

See accompanying notes to unaudited pro forma condensed combined financial statements

NETWORK APPLIANCE, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)
(in thousands)

1.     Basis of Pro Forma Presentation

      The unaudited pro forma condensed combined financial statements of Network Appliance have been prepared based on assumptions relating to the allocation of consideration paid to the assets and liabilities of Spinnaker based on preliminary estimates. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the acquisition is accounted for as a purchase of Spinnaker by Network Appliance. The estimated purchase price has been allocated based upon the fair value of the assets acquired and liabilities assumed as determined through an independent valuation. Below are tables of the estimated acquisition costs and estimated purchase price allocation.

Estimated Purchase Price:
Value of shares issued	$259,518
Value of options assumed	43,094
Transaction costs	2,911

	$305,523

Estimated Purchase Price Allocation:
Fair Value of tangible assets acquired	$10,422	Amortization Period (Years)

Intangible assets:
Existing Technology	17,160	5
Trademarks/ Tradenames	280	3
Customer Contracts/ Relationships	1,100	1.5
Covenants Not to Compete	7,610	1.5
Goodwill	239,979
In-process R&D	4,940	Expensed
Fair Value of liabilities assumed	(10,096)
Deferred stock compensation	25,892
Deferred income taxes	8,236

	$305,523

2.     Pro Forma Adjustments

      (a) Derived from Network Appliance’s Form 10-Q filing as of and for the period ended January 30, 2004 and Form 10-K for the period ended April 30, 2003.

      (b) Derived from Spinnaker’s unaudited consolidated financial statements as of and for the nine-months ended January 31, 2004 and for the twelve months ended April 30, 2003.

NETWORK APPLIANCE, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

      (c) To record the estimated stock consideration, direct acquisition costs and applicable purchase accounting entries relating to the acquisition:

To record the value of Network Appliance common shares issued	$259,518
To record the fair value of options assumed	$43,094
To record the fair value of in-process research and development	$(4,940)*
To record the set up of deferred compensation related to unvested Spinnaker’s options	$(25,892)
To eliminate the historical redeemable convertible preferred stock, additional paid-in capital, warrants and accumulated deficit of Spinnaker	$(350)

Total pro forma adjustments to stockholders’ equity	$271,430

*	Due to the non-recurring nature of in-process research and development expense, this amount was excluded as an expense in the unaudited pro forma condensed consolidated statements of operations.

      (d) To record additional deferred tax assets relative to net operating loss carryforwards and research and development credits resulting from the acquisition against which Spinnaker previously recorded a full valuation allowance. Network Appliance fully expects to realize the deferred tax assets given its historical and expected operating results.

      (e) To reflect the estimated direct transaction costs incurred on the acquisition. The adjustment to accrued liabilities is less than the estimated direct transactions costs of $2,911 that comprise part of the purchase price, as $828 of these costs were already incurred by Network Appliance and included in other assets, at January 30, 2004.

      (f) To record estimated goodwill and identifiable intangible assets resulting from the allocation of the Spinnaker purchase price. Estimated intangible assets include acquired existing technology of $17,160, trademarks/tradenames of $280, customer contracts/relationships of $1,100 and covenants not to compete for $7,610. The amount of goodwill of $239,979 calculated for purposes of these pro forma financial statements is not the same as the amount of goodwill that was actually recorded at the closing of the acquisition on February 18, 2004 due to the differences in values of the net tangible assets between January 30, 2004 and February 18, 2004.

      (g) To eliminate the $5,000 bridge loan made by Network Appliance to Spinnaker in accordance with the Agreement and Plan of Merger, dated as of November 3, 2003.

      (h) To reduce Spinnaker deferred revenue to estimated fair value in accordance with Emerging Task Force Issue No. 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

      (i) To record the deferred stock compensation balance and amortization of stock-based compensation expense related to unvested stock options and restricted stocks assumed by Network Appliance. Deferred compensation, or unearned compensation cost, on assumed unvested stock options was based on the portion of the intrinsic value (market price less the exercise price) as calculated on February 18, 2004 related to the future vesting period of the stock options. In accordance with FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25”, the market price used in the calculation of the intrinsic value was the closing price of Network Appliance’s stock as quoted on the Nasdaq on February 18, 2004, which was $23.63. The deferred compensation balance related to unvested stock options and restricted stock will be amortized on a straight line basis into expense over the remaining vesting periods.

      (j) To record the estimated amortization of identifiable intangibles resulting from the acquisition. The pro forma adjustment assumes that the identifiable intangible assets will be amortized on a straight-line basis

NETWORK APPLIANCE, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

over their estimated lives of 1.5 to 5 years. Goodwill is not amortized in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets” but instead is reviewed annually for impairment or more frequently if impairment indicators arise. In the event that management determines that the goodwill has become impaired, the combined Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

      (k) To adjust the benefit for taxes to reflect the impact of the pro forma adjustments and assumed utilization of Spinnaker’s losses by Network Appliance using the federal and state tax rates.

      (l) To reflect the fair value adjustments to tangible assets acquired based on management estimates. To reduce Spinnaker property and equipment by $339, accounts receivable by $163 and other long-term assets by $178 to estimated fair value.

      (m) To record deferred tax liabilities resulting from the basis difference in acquired intangible assets and the related income tax effects.

3.     Pro Forma Earnings per Share

      The pro forma basic earnings per share is based on (1) the historical weighted average number of shares of Network Appliance outstanding, plus (2) approximately 12.4 million newly issued Network Appliance shares issued to former stockholders of Spinnaker upon the consummation of the transaction. The basic calculation gives effect to shares issued as if the transaction took place at the beginning of the periods presented.

      The pro forma diluted earnings per share was based on the pro forma basic earnings calculations for each of Network Appliance and Spinnaker adjusted for the dilutive common stock equivalents outstanding during the period using the treasury stock method. The dilution for the assumed options of Spinnaker was calculated using the treasury method and was based on the number of stock options and the exercise price assumed by Network Appliance and adjusted by the option exchange ratio of 0.1471 for Spinnaker option holders. In addition, the remaining unearned deferred compensation recorded as a result of the Spinnaker acquisition was considered as proceeds for the purposes of the treasury stock method, which resulted in a lower number of dilutive share equivalents. The pro forma basic and diluted earnings per share are not indicative of future earnings per share results.

	Nine Months Ended	Twelve Months Ended
	January 30, 2004	April 30, 2003

Numerator:
Network Appliance net income	$115,638	$76,472
Spinnaker net loss	(10,693)	(16,318)
Net impact of pro forma adjustments	(3,788)	(4,250)

Pro forma net income	$101,157	$55,904

Denominator:
Basic shares outstanding:
Network Appliance weighted average shares outstanding	343,906	337,647
Newly issued Network Appliance shares in exchange for Spinnaker shares	12,398	12,398
Shares subject to repurchase	(429)	(379)

Pro forma basic shares outstanding	355,875	349,666

NETWORK APPLIANCE, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

	Nine Months Ended	Twelve Months Ended
	January 30, 2004	April 30, 2003

Diluted shares outstanding:
Network Appliance diluted shares outstanding	363,214	350,122
Newly issued Network Appliance shares in exchange for Spinnaker shares	12,398	12,398
Plus: Spinnaker dilutive options assumed in acquisition	653	370
Less: unearned deferred compensation adjustment	(315)	(167)
Less: Non qualified tax benefit	(1)	—

Pro forma diluted shares outstanding	375,949	362,723

Pro forma basic net income per share	$0.28	$0.16

Pro forma diluted net income per share	$0.27	$0.15